SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 24, 2005

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 24, 2005, the Xcel Energy board of directors passed a resolution authorizing an increase in a component of the non-employee director compensation.  On the first business day following the 2006 annual meeting of shareholders, each non-employee director will receive an award of stock equivalent units under the Stock Equivalent Plan for Non-Employee Directors of Xcel Energy (as approved by shareholders on May 20, 2004) representing $64,000 in cash value. Following the change, compensation practices for non-employee directors of Xcel Energy is outlined in the following table:

	Prior to	After
	Aug. 31, 2005	Sept. 1, 2005
Annual Director Retainer	$35,000	$35,000
Board Meeting Attendance Fees (per meeting)	$1,500	$1,500
Telephonic Meeting Attendance Fees (per meeting)	$650	$650
Committee Meeting Attendance Fees (per meeting)	$1,500	$1,500
Additional Retainer for Committee Chair:
Governance, Compensation & Nominating Committee	$5,000	$5,000
Operations, Nuclear & Environmental Committee	$5,000	$5,000
Audit Committee	$10,000	$10,000
Finance Committee	$5,000	$5,000
Stock Equivalent Units	$52,800	$64,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/ CATHY J. HART
Cathy J. Hart
Vice President and Corporate Secretary

August 25, 2005